Exhibit 99.1

 Cantel Medical Reports Financial Results for its Fourth Quarter Fiscal Year 2019
Strong fourth quarter in Medical and Dental closes year in line with management expectations

•	Net sales of $239.5M, up 4.6%, with organic sales growth of 3.4%

•	GAAP net income of $8.8M, down 47.7%

•	Non-GAAP net income of $26.5M, up 3.4%

•	GAAP diluted EPS of $0.21, down 48.1%

•	Non-GAAP diluted EPS of $0.63, up 3.0%

•	Full year sales of $918.2M, up 5.3% with organic sales growth of 3.9%

•	Full year GAAP diluted EPS of $1.32, down 39.6%

•	Full year Non-GAAP diluted EPS of $2.37, down 5.4%
Little Falls, New Jersey - (September 23, 2019) - Cantel Medical Corp. (NYSE: CMD) today announced financial results for its fourth quarter ended July 31, 2019.

Fourth quarter 2019 net sales were $239.5M, up 4.6% compared to the prior year. Excluding the impact from foreign currency, net sales increased by 5.6%, driven by organic growth of 3.4%, and the impact from acquisitions net of dispositions of 2.2%.

Fourth quarter 2019 GAAP earnings per diluted share decreased 48.1% to $0.21, compared to GAAP earnings per diluted share of $0.41 in the prior year period. GAAP earnings per diluted share were negatively impacted by acquisition-related expenses in the quarter.

Fourth quarter 2019 Non-GAAP earnings per diluted share increased 3.0% to $0.63, compared to Non-GAAP earnings per diluted share of $0.62 in the prior year period.

This year the Company has made specific investments in the business which impacted both GAAP and Non-GAAP earnings. The impact to GAAP and Non-GAAP diluted EPS from these investments was estimated to be a negative $0.09 per diluted share in the current quarter compared to the prior year period.

The fourth quarter ended with cash of $44.5M and gross debt of $233.0M, while generating adjusted EBITDAS of $47.1M in the quarter, up 6.0%.

George Fotiades, President and Chief Executive Officer, stated, “We are pleased to report strong sales growth in both our Medical and Dental segments. Medical sales increased 9.8% organically, with total sales growth of 8.2%. Organic growth returned in Dental with an increase of 0.8%, compared to a record fourth quarter in the prior fiscal year. Dental sales grew 17.2% in total, driven by the acquisition of Omnia S.p.A. which closed in the previous quarter. Life Sciences decreased 11.8% due to continued softness in our Hemodialysis Water business, and the sale of our High Purity Water business in Canada earlier in the year. Internationally, sales increased 12.9%, with 9.9% organic growth.”

In the fourth quarter, the Company announced the acquisition of Hu-Friedy, a premier global dental instrumentation and instrument management system manufacturer. This acquisition meaningfully accelerates Cantel’s strategy to be a leading global provider of innovative infection prevention and reprocessing workflow solutions. We expect this transaction to close in the first quarter of our fiscal year 2020.

The Company intends to release fiscal year 2020 guidance on its fourth quarter earnings call.

Conference Call Information:
The Company will hold a conference call to discuss the results for its fourth quarter ended July 31, 2019 on Monday, September 23, 2019 at 8:30 a.m. Eastern Daylight Time.

To participate in the conference call, dial 1-844-369-8770 (U.S. & Canada) or 1-862-298-0840 (International) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Monday, September 23, 2019 through 8:30 a.m. Eastern Daylight Time on October 23, 2019 by dialing 1-877-481-4010 (U.S. & Canada) or 1-919-882-2331 (International) and using conference ID #: 53658.

An audio webcast will be available via the Cantel website at www.cantelmedical.com. A replay of the presentation will be archived on the Cantel web site for those unable to listen live. In addition, the Company will provide a supplemental presentation to complement the conference call. The presentation can be accessed on Cantel’s website in the Investor Relations section under presentations.

About Cantel Medical:
Cantel Medical is a leading global company dedicated to delivering innovative infection prevention products and services for patients, caregivers, and other healthcare providers which improve outcomes, enhance safety and help save lives. Our products include specialized medical device reprocessing systems for endoscopy and renal dialysis, advanced water purification equipment, sterilants, disinfectants and cleaners, sterility assurance monitoring products for hospitals and dental clinics, disposable infection control products primarily for dental and GI endoscopy markets, dialysate concentrates, hollow fiber membrane filtration and separation products. Additionally, we provide technical service for our products.

For further information, visit the Cantel website at www.cantelmedical.com.

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, or forecasts about our businesses, the industries in which we operate, and the current beliefs and assumptions of management; they do not relate strictly to historical or current facts. Without limiting the foregoing, words or phrases such as “expect,” “anticipate,” “goal,” “project,” “intend,” “plan,” “believe,” “seek,” “may,” “could,” “aspire,” and variations of such words and similar expressions generally identify forward-looking statements. In addition, any statements that refer to predictions or projections of our future financial performance, anticipated growth, strategic objectives, performance drivers and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions about future events, activities or developments and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict. We caution that undue reliance should not be placed on such forward-looking statements, which speak only as of the date made. Some of the factors which could cause results to differ from those expressed in any forward-looking statement are set forth under Item 1A, “Risk Factors” of our 2019 Annual Report on Form 10-K. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contact:	Matthew Micowski
VP, FP&A and Investor Relations
mmicowski@cantelmedical.com
Phone: (973) 774-7455

CANTEL MEDICAL CORP.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Net sales	$239,476	$228,854	$918,155	$871,922

Cost of sales	128,823	121,451	490,701	457,951

Gross profit	110,653	107,403	427,454	413,971

Expenses:
Selling	36,999	33,868	140,232	129,642
General and administrative	49,856	35,951	172,383	138,019
Research and development	8,965	7,103	31,320	24,646
Total operating expenses	95,820	76,922	343,935	292,307

Income from operations	14,833	30,481	83,519	121,664

Interest expense, net	2,763	1,467	9,505	5,289
Other income	8	—	(1,305)	(1,138)

Income before income taxes	12,062	29,014	75,319	117,513

Income taxes	3,237	12,126	20,277	26,472

Net income	$8,825	$16,888	$55,042	$91,041

Earnings per common share - diluted	$0.21	$0.41	$1.32	$2.18

Dividends declared per common share	$0.10	$0.09	$0.20	$0.17

Weighted average shares - diluted	41,823,577	41,667,741	41,757,116	41,635,078

(dollar amounts in thousands except share and per share data or as otherwise specified)

CANTEL MEDICAL CORP.
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31, 2019	July 31, 2018
Assets
Cash and cash equivalents	$44,535	$94,097
Accounts receivable, net	146,910	118,642
Inventories, net	138,234	107,592
Prepaid expenses and other current assets	20,920	17,912
Income taxes receivable	1,197	—
Property and equipment, net	185,242	111,417
Intangible assets, net	141,513	137,361
Goodwill	378,109	368,027
Other assets	9,425	5,749
Deferred income taxes	4,281	2,911
Total assets	$1,070,366	$963,708

Liabilities and stockholders’ equity
Current liabilities	$151,400	$134,783
Long-term debt	220,851	187,302
Deferred income taxes	29,278	27,624
Other long-term liabilities	7,300	5,132
Stockholders’ equity	661,537	608,867
Total liabilities and stockholders' equity	$1,070,366	$963,708

(dollar amounts in thousands except share and per share data or as otherwise specified)

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended July 31,
	2019	2018
Cash flows from operating activities
Net income	$55,042	$91,041
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,510	17,473
Amortization	20,849	17,357
Stock-based compensation expense	15,562	9,615
Deferred income taxes	(2,062)	(7,520)
Other non-cash items, net	(1,940)	1,076
Changes in assets and liabilities, net of effects of business acquisitions	(42,030)	(3,130)
Net cash provided by operating activities	66,931	125,912

Cash flows from investing activities
Capital expenditures	(95,438)	(37,698)
Proceeds from sale of business	3,053	—
Acquisition of businesses, net of cash acquired	(40,644)	(87,488)
Net cash used in investing activities	(133,029)	(125,186)

Cash flows from financing activities
Proceeds from issuance of long-term debt	—	200,000
Repayments of long-term debt	(15,207)	—
Borrowings under revolving credit facility	50,000	82,300
Repayments under revolving credit facility	(7,000)	(208,300)
Debt issuance costs	—	(2,698)
Dividends paid	(8,350)	(7,091)
Purchases of treasury stock	(4,741)	(7,074)
Net cash provided by (used in) financing activities	14,702	57,137

Effect of exchange rate changes on cash and cash equivalents	1,834	(350)

Increase in cash and cash equivalents	(49,562)	57,513
Cash and cash equivalents at beginning of period	94,097	36,584
Cash and cash equivalents at end of period	$44,535	$94,097

(dollar amounts in thousands except share and per share data or as otherwise specified)

SUPPLEMENTARY INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In evaluating our operating performance, we supplement the reporting of our financial information determined under generally accepted accounting principles in the United States (“GAAP”) with certain non-GAAP financial measures including (i) non-GAAP net income, (ii) non-GAAP earnings per diluted share (“EPS”), (iii) earnings before interest, taxes, depreciation, amortization, loss on disposal of fixed assets, and stock-based compensation expense (“EBITDAS”), (iv) adjusted EBITDAS, (v) net debt and (vi) organic sales. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends. The following are examples of the types of adjustments that are excluded: (i) amortization of purchased intangible assets, (ii) acquisition-related items, (iii) business optimization and restructuring-related charges, (iv) certain significant and discrete tax matters and (v) other significant items management deems irregular or non-operating in nature.

Amortization expense of purchased intangible assets is a non-cash expense related to intangibles that were primarily the result of business acquisitions. Our history of acquiring businesses has resulted in significant increases in amortization of intangible assets that reduce our net income. The removal of amortization from our overall operating performance helps in assessing our cash generated from operations including our return on invested capital, which we believe is an important analysis for measuring our ability to generate cash and invest in our continued growth.

Acquisition-related items consist of (i) fair value adjustments to contingent consideration and other contingent liabilities resulting from acquisitions, (ii) due diligence, integration, legal fees and other transaction costs associated with our acquisition program and (iii) acquisition accounting charges for the amortization of the initial fair value adjustments of acquired inventory and deferred revenue. The adjustments of contingent consideration and other contingent liabilities are periodic adjustments to record such amounts at fair value at each balance sheet date. Given the subjective nature of the assumptions used in the determination of fair value calculations, fair value adjustments may potentially cause significant earnings volatility that are not representative of our operating results. Similarly, due diligence, integration, legal and other acquisition costs associated with our acquisition program, including accounting charges relating to recording acquired inventory and deferred revenue at fair market value, can be significant and also adversely impact our effective tax rate as certain costs are often not tax-deductible. Since these acquisition-related items are irregular and often mask underlying operating performance, we exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to past operating performance.

Restructuring-related and business optimization items consist of severance-related costs associated with work force reductions and other restructuring-related activities. Such costs include (i) salary continuation, (ii) bonus payments, (iii) outplacement services, (iv) medical-related premium costs and (v) accelerated stock-compensation costs.

Excess tax benefits resulting from stock compensation are recorded as an adjustment to income tax expense. The magnitude of the impact of excess tax benefits generated in the future, which may be favorable or unfavorable, are dependent upon our future grants of equity awards, our future share price on the date awards vest in relation to the fair value of awards on grant date and the exercise behavior of our stock award holders. Since these tax benefits are largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS to arrive at our non-GAAP financial measures.

During fiscal 2019, we recorded specific discrete tax items associated with our international operations that were unrelated to fiscal 2019. As these items were unrepresentative of our normal effective tax rate, we excluded their impact on net income and diluted EPS for fiscal 2019 to arrive at our non-GAAP financial measures.

During fiscal 2019, we completed the disposition of our high purity water business in Canada. This resulted in a pre-tax gain of $1,305 through other income. Since this gain was not representative of past or future operations, we made an adjustment to our net income and diluted EPS for fiscal 2019 to exclude this gain to arrive at our non-GAAP financial measures.

(dollar amounts in thousands except share and per share data or as otherwise specified)

During fiscal 2019, we recorded an adjustment to a minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for fiscal 2019 to exclude such costs to arrive at our non-GAAP financial measures.

The 2017 Tax Act significantly revised U.S. tax law by, among other provisions, (a) lowering the applicable U.S. federal statutory income tax rate from 35% to 21%, (b) creating a partial territorial tax system that includes imposing a mandatory one-time transition tax on previously deferred foreign earnings, (c) creating provisions regarding the (1) Global Intangible Low Tax Income, (2) the Foreign Derived Intangible Income deduction, and (3) the Base Erosion Anti-Abuse Tax and (d) eliminating or reducing certain income tax deductions, such as interest expense, executive compensation expenses and certain employee expenses. During fiscal 2018, we recorded a one-time net benefit as a provisional estimate of the net accounting impact of the 2017 Tax Act in accordance with SAB 118. Since the net favorable tax benefit is largely unrelated to our results and unrepresentative of our normal effective tax rate, we excluded its impact on net income and diluted EPS for fiscal 2018 to arrive at our non-GAAP financial measures.

During fiscal 2018, the Israeli Government notified us that they would forgive any future amounts due under a contingent obligation payable from a previous acquisition. As a result of this formal notification, we reduced the $1,138 contingent obligation payable to $0 during fiscal 2018, resulting in a gain through other income. Since this gain was irregular, we made an adjustment to our net income and diluted EPS for fiscal 2018 to exclude this gain to arrive at our non-GAAP financial measures.

During fiscal 2018, we settled a patent infringement matter and also recorded an adjustment to another minor litigation matter in our consolidated financial statements. Since these costs are irregular and mask our underlying operating performance, we made an adjustment to our net income and diluted EPS for fiscal 2018 to exclude such costs to arrive at our non-GAAP financial measures.

During fiscal 2018, we recorded a $2,785 valuation allowance on deferred tax assets related to a prior acquisition. Since this tax adjustment is related to acquired net operating losses and is not representative of our normal effective tax rate, we excluded its impact on net income and diluted EPS for fiscal 2018 to arrive at our non-GAAP financial measures.

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Three Months Ended July 31,
(Unaudited)	2019		2018
Net income/Diluted EPS, as reported	$8,825	$0.21	$16,888	$0.41
Intangible amortization, net of tax(1)	4,093	0.10	3,423	0.08
Acquisition-related items, net of tax(2)	5,453	0.13	528	0.01
Restructuring-related charges, net of tax(3)	7,529	0.17	1,814	0.04
Loss on debt extinguishment, net of tax(4)	—	—	91	—
Gain on disposition of business, net of tax(5)	(14)	—	—	—
Excess tax benefits(6)	(21)	—	(161)	—
Tax matters(6)	666	0.02	3,080	0.08
Non-GAAP net income/Non-GAAP diluted EPS	$26,531	$0.63	$25,663	$0.62
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
In fiscal 2019, pre-tax acquisition-related items of $51 were recorded in cost of sales and $7,281 were recorded in general and administrative expenses. In fiscal 2018, pre-tax acquisition-related items of $745 were recorded in general and administrative expenses.

(3)
In fiscal 2019, pre-tax restructuring-related items of $1,971 were recorded in cost of sales , $8,974 were recorded in general and administrative expenses and $8 were recorded in other income, net. In fiscal 2018, pre-tax restructuring-related items of $353 were recorded in cost of sales and $1,158 were recorded in general and administrative expenses.

(4)	Amounts were recorded in interest expense, net.

(5)	Amounts were recorded in other income.

(6)	Amounts were recorded in income taxes.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income and diluted EPS to non-GAAP net income and non-GAAP diluted EPS were calculated as follows:

	Twelve Months Ended July 31,
(Unaudited)	2019		2018
Net income/Diluted EPS, as reported	$55,042	$1.32	$91,041	$2.18
Intangible amortization, net of tax(1)	16,021	0.38	13,267	0.32
Acquisition-related items, net of tax(2)	9,689	0.23	2,835	0.07
Restructuring-related charges, net of tax(3)	18,015	0.43	4,658	0.11
Litigation matters, net of tax(1)	134	—	1,637	0.04
Loss on debt extinguishment, net of tax(4)	—	—	91	—
Gain on disposition of business, net of tax(5)	(943)	(0.02)	—	—
Resolution of contingent liability(5)	—	—	(1,138)	(0.03)
Excess tax benefits(6)	(584)	(0.01)	(2,173)	(0.05)
Tax matters(6)	1,625	0.04	(5,872)	(0.13)
Non-GAAP net income/Non-GAAP diluted EPS	$98,999	$2.37	$104,346	$2.51
________________________________________________

(1)	Amounts were recorded in general and administrative expenses.

(2)
In fiscal 2019, pre-tax acquisition-related items of $351 were recorded in net sales, $537 were recorded in cost of sales and $12,241 were recorded in general and administrative expenses. In fiscal 2018, pre-tax acquisition-related items of $893 were recorded in cost of sales and $3,154 were recorded in general and administrative expenses. In fiscal 2017, pre-tax acquisition-related items of $353 were recorded in cost of sales and $2,094 were recorded in general and administrative expenses.

(3)
In fiscal 2019, pre-tax restructuring-related items of $2,243 were recorded in cost of sales, $21,507 were recorded in general and administrative expenses and $1,305 were recorded in other income, net. In fiscal 2018, pre-tax restructuring-related items of $1,517 were recorded in cost of sales and $3,814 were recorded in general and administrative expenses. In fiscal 2017, pre-tax restructuring-related items of $3,284 were recorded in general and administrative expenses.

(4)	Amounts were recorded in interest expense, net.

(5)	Amounts were recorded in other income.

(6)	Amounts were recorded in income taxes.

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS

We believe EBITDAS is an important valuation measurement for management and investors given the increasing effect that non-cash charges, such as stock-based compensation, amortization related to acquisitions and depreciation of capital equipment have on net income. In particular, acquisitions have historically resulted in significant increases in amortization of purchased intangible assets that reduce net income. Additionally, we regard EBITDAS as a useful measure of operating performance and cash flow before the effect of interest expense and is a complement to operating income, net income and other GAAP financial performance measures.

We define adjusted EBITDAS as EBITDAS excluding the same non-GAAP adjustments to net income discussed above. We use adjusted EBITDAS when evaluating operating performance because we believe the exclusion of such adjustments, of which a significant portion are non-cash items, is necessary to provide the most accurate measure of on-going core operating results and to evaluate comparative results period over period.

(dollar amounts in thousands except share and per share data or as otherwise specified)

The reconciliations of net income to EBITDAS and adjusted EBITDAS were calculated as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
(Unaudited)	2019	2018	2019	2018
Net income, as reported	$8,825	$16,888	$55,042	$91,041
Interest expense, net	2,763	1,467	9,505	5,289
Income taxes	3,237	12,126	20,277	26,472
Depreciation	6,055	4,657	21,510	17,473
Amortization	5,341	4,465	20,849	17,357
Loss on disposal of fixed assets	224	247	1,592	768
Stock-based compensation expense	3,677	2,582	15,562	9,615
EBITDAS	30,122	42,432	144,337	168,015
Acquisition-related items	7,332	745	13,129	4,047
Restructuring-related charges(1)	9,653	1,280	18,524	5,001
Litigation matters	—	—	163	2,345
Gain on disposition of business	8	—	(1,305)	—
Resolution of contingent liability	—	—	—	(1,138)
Adjusted EBITDAS	$47,115	$44,457	$174,848	$178,270
________________________________________________

(1)	Excludes stock-based compensation expense.

Net Debt

We define net debt as long-term debt less cash and cash equivalents. Each of the components of net debt appears on our consolidated balance sheets. We believe that the presentation of net debt provides useful information to investors because we review net debt as part of our management of our overall liquidity, financial flexibility, capital structure and leverage.

(Unaudited)	July 31, 2019	July 31, 2018
Long-term debt (excluding debt issuance costs)	$233,000	$200,000
Less cash and cash equivalents	(44,535)	(94,097)
Net debt	$188,465	$105,903

Reconciliation of Net Sales Growth to Organic Sales Growth

We define organic sales as net sales less (i) the impact of foreign currency translation, (ii) net sales related to acquired businesses during the first twelve months of ownership and (iii) divestitures during the periods being compared. We believe that reporting organic sales provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior periods. We exclude the effect of foreign currency translation from organic sales because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures because the nature, size, and number of acquisitions and divestitures can vary dramatically from period to period and can obscure underlying business trends and make comparisons of financial performance difficult.

For the three months ended July 31, 2019, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	4.6%	8.2%	(11.8)%	17.2%	2.8%
Impact due to foreign currency translation	1.0%	1.6%	0.2%	—%	0.3%
Sales related to acquisitions	(2.2)%	—%	2.3%	(16.4)%	—%
Organic sales growth	3.4%	9.8%	(9.3)%	0.8%	3.1%

(dollar amounts in thousands except share and per share data or as otherwise specified)

For the twelve months ended July 31, 2019, the reconciliation of net sales growth to organic sales growth for total net sales and net sales of our four reportable segments were calculated as follows:

(Unaudited)	Net Sales	Medical Net Sales	Life Sciences Net Sales	Dental Net Sales	Dialysis Net Sales
Net sales growth	5.3%	10.5%	(7.4)%	8.2%	0.8%
Impact due to foreign currency translation	1.0%	1.7%	0.3%	—%	0.2%
Sales related to acquisitions	(2.4)%	(0.7)%	(2.2)%	(8.4)%	—%
Organic sales growth	3.9%	11.5%	(9.3)%	(0.2)%	1.0%

(dollar amounts in thousands except share and per share data or as otherwise specified)